Exhibit 99.1

For Immediate Release
January 17, 2018

For More Information
Trisha Voltz Carlson
EVP, Investor Relations Manager
504.299.5208
trisha.carlson@hancockwhitney.com

Hancock reports fourth quarter 2017 EPS of $.64
Results include $19.5 million, or $.22 per share, impact from tax reform re-measurement charge

GULFPORT, Miss. (January 17, 2018) — Hancock Holding Company (Nasdaq: HBHC) today announced its financial results for the fourth quarter of 2017. Net income for the fourth quarter of 2017 was $55.4 million, or $.64 per diluted common share (EPS), compared to $58.9 million, or $.68 EPS in the third quarter of 2017 and $51.8 million, or $.64 EPS, in the fourth quarter of 2016. The fourth quarter of 2017 includes an estimated $19.5 million ($.22 per share impact) tax reform related re-measurement charge of the net deferred tax asset (DTA), while the third quarter of 2017 included $11.4 million of nonoperating items ($.08 per share) mainly related to the two previously disclosed FNBC transactions. There were no nonoperating items in the fourth quarter of 2016.

Highlights of the company's fourth quarter 2017 results (compared to third quarter 2017):

●	Reported earnings decreased $3.5 million, or 6%; excluding the impact of the DTA re-measurement charge and nonoperating items, earnings increased $8.7 million, or 13%
●	The fourth quarter includes an estimated $19.5 million charge related to the re-measurement of the net deferred tax asset
●	Loans increased $218 million, or 5% linked-quarter annualized; net increase includes a decline in energy loans of $78 million linked-quarter
●	Energy loans totaled $1.1 billion at year-end and comprised 5.6% of total loans, down from 6.0%; allowance for the energy portfolio totaled $70.2 million, or 6.7% of energy loans
●	Core pre-provision net revenue (PPNR) of $116.5 million, up $5.4 million, or 5%; up 34% from the same quarter a year ago
●	Net interest margin (NIM) of 3.48%, up 4 bps; core NIM up 3 bps to 3.35%
●	Operating expenses totaled $168.1 million, up 1% linked-quarter
●	Efficiency ratio improved almost 100 bps to 56.6%
●	Return on average assets (ROA) declined 6 bps to 0.82%; excluding nonoperating items and the DTA charge, ROA increased 11 bps to 1.10%
●	Tangible common equity (TCE) ratio decreased 7 bps to 7.73% mainly related to the DTA re-measurement charge

"We are extremely proud of a notable quarter to finish a strong year of improving performance," said John M. Hairston, President and CEO. "Our team delivered impressive operating earnings that reflected a ROA of 1.10%, efficiency ratio at 56.6%, ROTCE of 14.62% and EPS up 13% linked-quarter. With early achievement of our Corporate Strategic Objectives, we end 2017 on a positive note and enter the new year with opportunities to continue building upon that success. Our "next day" begins with a recently announced wealth management transaction, the combination of our two iconic brands, and a tax reform act likely to benefit all clients and shareholders. These are just a few of the items we have on our plate to start 2018, and we look forward to continuing improvement as we work hard to achieve our updated CSOs. I particularly want to commend our 4,000 team members who worked relentlessly to produce a 2017 we can all be proud of."

Loans
Total loans at December 31, 2017 were $19.0 billion, up approximately $218 million, or 1%, linked-quarter. Loans to energy-related companies decreased $78 million during the fourth quarter. Net loan growth during the quarter continues to be diversified across the footprint and also in areas identified as part of the company's revenue-generating initiatives.

Average loans totaled $18.8 billion for the fourth quarter of 2017, up $248 million, or 1%, linked-quarter.

Energy
At December 31, 2017, loans to the energy industry totaled $1.1 billion, or 5.6% of total loans. As noted earlier, the energy portfolio was down $78 million, or 7%, linked-quarter, and is comprised of credits to both the exploration and production (E&P) sector and the support and services sectors. Payoffs and paydowns of approximately $133 million and charge-offs of approximately $8 million were partially offset by approximately $63 million in fundings.

The impact and severity of future risk rating migration, as well as any associated provisions or net charge-offs, will depend on overall oil prices and the duration of the energy cycle that began in November 2014. Recent higher oil prices are helpful in the recovery of credits impacted by the energy cycle, however the key to resolution of many of those credits, especially in support services, is stabilization of prices over the longer term.

Management continues to estimate that net charge-offs from energy-related credits could approximate up to $95 million over the duration of the cycle, of which approximately $76 million has been taken to-date. While we expect additional charge-offs in the portfolio, we continue to believe the impact of the energy cycle on our loan portfolio will be manageable, our reserve is adequate and our capital will remain solid.

Deposits
Total deposits at December 31, 2017 were $22.3 billion, up $719 million, or 3%, from September 30, 2017. The increase is mainly related to annual year-end seasonality of public fund deposits.

Noninterest-bearing demand deposits (DDAs) totaled $8.3 billion at December 31, 2017, up $411 million, or 5%, from September 30, 2017. DDAs comprised 37% of total period-end deposits at December 31, 2017.

Interest-bearing transaction and savings deposits totaled $8.2 billion at the end of the fourth quarter of 2017, up $288 million, or 4%, from September 30, 2017. Time deposits of $2.7 billion were down $258 million, or 9%, while interest-bearing public fund deposits increased $278 million, or 10%, to $3.0 billion at December 31, 2017.

Average deposits for the fourth quarter of 2017 were $21.8 billion, up $413 million, or 2%, linked-quarter.

Asset Quality
Nonperforming assets (NPAs) totaled $401 million at December 31, 2017, up $13.2 million from September 30, 2017. During the fourth quarter of 2017, total nonperforming loans increased approximately $6.9 million, while foreclosed and surplus real estate (ORE) and other foreclosed assets increased approximately $6.3 million. Nonperforming assets as a percent of total loans, ORE and other foreclosed assets was 2.11% at December 31, 2017, up 5 bps from September 30, 2017.

The total allowance for loan losses (ALLL) was $217.3 million at December 31, 2017, down $5.8 million from September 30, 2017. The ratio of the allowance for loan losses to period-end loans was 1.14% at December 31, 2017, down 5 bps from 1.19% at September 30, 2017. The allowance for credits in the energy portfolio totaled $70.2 million, or 6.7% of energy loans, at December 31, 2017, as compared to $79.8 million, or 7.0% of energy loans, at September 30, 2017.

Net charge-offs were $21.0 million, or 0.44% of average total loans on an annualized basis in the fourth quarter of 2017, up from $11.8 million, or 0.25% of average total loans in the third quarter of 2017. There were approximately $8.4 million of net charge-offs related to energy credits in the fourth quarter of 2017.

During the fourth quarter of 2017, Hancock recorded a total provision for loan losses of $15.0 million, up from $13.0 million in the third quarter of 2017.

Net Interest Income and Net Interest Margin (NIM)
 Net interest income (TE) for the fourth quarter of 2017 was $217.0 million, up $5.5 million from the third quarter of 2017. The increase reflects both a change in the mix of earning assets and growth in earning assets, an increase in the loan yield of 7 bps and a 2 bp increase in the yield on the securities portfolio. These improvements were partially offset by a 2 bp increase in the cost of funds related to higher rates paid on time deposits and public fund deposits.

Average earning assets were $24.8 billion for the fourth quarter of 2017, up $325 million, or 1%, from the third quarter of 2017. The reported net interest margin (TE) was 3.48% for the fourth quarter of 2017, up 4 bps from the third quarter of 2017.

Noninterest Income
Noninterest income totaled $69.7 million for the fourth quarter of 2017, up $2.6 million, or 4%, from the third quarter of 2017.

Service charges on deposits totaled $22.5 million for the fourth quarter of 2017, up $1.0 million, or 5%, from the third quarter of 2017. Bank card and ATM fees totaled $14.2 million, up $0.8 million, or 6%, from the third quarter of 2017.

Trust fees totaled $11.1 million, up $0.3 million, or 3% linked-quarter. Investment and annuity income and insurance fees totaled $5.8 million, down $0.4 million, or 7%, linked-quarter.

Fees from secondary mortgage operations totaled $3.2 million for the fourth quarter of 2017, down $0.9 million, or 22%, linked-quarter.

Other noninterest income totaled $12.9 million, up $1.8 million, or 16%, from the third quarter of 2017. The increase is mainly related to a gain from the bulk sale of loans from the Peoples First acquisition, partially offset by several smaller miscellaneous items.

Noninterest Expense & Taxes
 Noninterest expense for the fourth quarter of 2017 totaled $168.1 million, down $9.6 million, or 5%, from the third quarter of 2017. Included in the third quarter's total are $11.4 million of nonoperating expenses mainly related to costs associated with the FNBC transactions. Excluding these items, operating expenses were up $1.8 million, or 1%, linked-quarter.

Total personnel expense was $95.2 million in the fourth quarter of 2017, up $2.5 million, or 3%, from the third quarter of 2017. The increase is mainly related to performance-based incentive pay.

Occupancy and equipment expense totaled $15.0 million in the fourth quarter of 2017, down $0.8 million, or 5%, from the third quarter of 2017.

Amortization of intangibles totaled $5.9 million for the fourth quarter of 2017, down $0.2 million or 3% linked-quarter. Net gains on ORE dispositions exceeded ORE expense by $0.3 million in the fourth quarter of 2017. The third quarter reflects a more normal level of ORE expense at $0.2 million.

Other operating expense totaled $52.4 million in the fourth quarter of 2017, up $0.8 million, or 2%, from the third quarter of 2017.

The effective income tax rate for the fourth quarter of 2017 was 21% (excludes the DTA re-measurement charge). The lower rate in the fourth quarter was related to the tax benefit of a stock compensation deduction in excess of book expense. Management expects the tax rate beginning in 2018 to approximate 16-18% mainly as a result of the tax reform act. The effective income tax rate continues to be less than the statutory rate due primarily to tax-exempt income and tax credits.

Capital
Common shareholders' equity at December 31, 2017 totaled $2.9 billion. The tangible common equity (TCE) ratio was 7.73%, down 7 bps from September 30, 2017. The decrease is mainly related to the re-measurement charge of the DTA related to tax reform. Additional capital ratios are included in the financial tables.

Conference Call and Slide Presentation
Management will host a conference call for analysts and investors at 9:00 a.m. Central Time on Thursday, January 18, 2018 to review the results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock's website at www.hancockwhitney.com/investors. A link to the release with additional financial tables, and a link to a slide presentation related to fourth quarter results are also posted as part of the webcast link. To participate in the Q&A portion of the call, dial (877) 564-1219 or (973) 638-3429. An audio archive of the conference call will be available under the Investor Relations section of our website. A replay of the call will also be available through January 25, 2018 by dialing (855) 859-2056 or (404) 537-3406, passcode 9496765.

About Hancock Holding Company
Hancock Holding Company is a financial services company with regional business headquarters and locations across the Gulf South. The company's banking subsidiary provides comprehensive financial products and services through Hancock Bank locations in Mississippi, Alabama, and Florida and Whitney Bank locations in Louisiana and Texas, including traditional, online, and mobile banking; commercial and small business banking; private banking; trust and investment services; certain insurance services; and mortgage services. More information is available at www.hancockwhitney.com.

Non-GAAP Financial Measures
This news release includes non-GAAP financial measures to describe Hancock's performance. The reconciliations of those measures to GAAP measures are provided within Appendix A on page 17 of the additional financial tables.

In this news release, consistent with Securities and Exchange Commission Industry Guide 3, the company presents net interest income, net interest margin and efficiency ratios on a fully taxable equivalent ("TE") basis. The TE basis adjusts for the tax-favored status of net interest income from certain loans and investments using a federal tax rate of 35% to increase tax-exempt interest income to a taxable-equivalent basis. The company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

Over the past several quarters we have disclosed our focus on strategic initiatives that were designed to replace declining levels of income from purchase accounting adjustments from acquisitions with improvement in core income, which the company defines as income excluding net purchase accounting adjustments. The company presents core income non-GAAP measures including core net interest income and core net interest margin, core revenue and core pre-provision net revenue. These measures are provided to assist the reader with a better understanding of the company's performance period over period as well as providing investors with assistance in understanding the success management has experienced in executing its strategic initiatives.

We define Core Net Interest Income as net interest income (TE) excluding net purchase accounting accretion resulting from the fair market value adjustments related to acquired operations. We define Core Net Interest Margin as reported core net interest income expressed as a percentage of average earning assets. A reconciliation of reported net interest income to core net interest income and reported net interest margin to core net interest margin is included in Appendix A.

We define Core Revenue as core net interest income and noninterest income less the amortization of the FDIC loss share receivable related to loans acquired in an FDIC assisted transaction and other nonoperating revenue. A reconciliation of total revenue to core revenue is included in Appendix A.

We define Core Pre-Provision Net Revenue as core revenue less noninterest expense, excluding nonoperating items and intangible asset amortization. Management believes that core pre-provision net revenue is a useful financial measure because it enables investors and others to assess the Company's ability to generate capital to cover credit losses through a credit cycle. A reconciliation of net income to core pre-provision net revenue is included in Appendix A.

Important Cautionary Statement About Forward-Looking Statements
 This news release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward- looking statements that we may make include statements regarding balance sheet and revenue growth, the provision for loans losses, loan growth expectations, management's predictions about charge-offs for loans, including energy-related credits, the impact of changes in oil and gas prices on our energy portfolio, and the downstream impact on businesses that support the energy sector, especially in the Gulf Coast region, the impact of the transactions with First NBC and Capital One on our performance and financial condition, including our ability to successfully integrate the businesses, deposit trends, credit quality trends, net interest margin trends, future expense levels, success of revenue-generating initiatives, projected tax rates, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts such as accretion levels, the impact of tax reform and the financial impact of regulatory requirements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words "believes," "expects," "anticipates," "estimates," "intends," "plans," "forecast," "goals," "targets," "initiatives," "focus," "potentially," "probably," "projects," "outlook" or similar expressions or future conditional verbs such as "may," "will," "should," "would," and "could." Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016 and in other periodic reports that we file with the SEC.

HANCOCK HOLDING COMPANY FINANCIAL HIGHLIGHTS (Unaudited)

	Three Months Ended			Twelve Months Ended
(dollars and common share data in thousands, except per share amounts)	12/31/2017	9/30/2017	12/31/2016	12/31/2017	12/31/2016
INCOME STATEMENT DATA
Net interest income	$208,047	$202,857	$167,798	$792,312	$659,116
Net interest income (TE) (a)	216,996	211,436	175,314	826,702	684,955
Provision for loan losses	14,986	13,040	14,455	58,968	110,659
Noninterest income	69,688	67,115	65,893	267,781	250,781
Noninterest expense	168,063	177,616	156,283	692,691	612,315
Net income	55,449	58,902	51,831	215,632	149,296
For informational purposes only:
Nonoperating items, net - pre-tax	—	11,393	—	24,121	4,978
Impact of re-measurement of defered tax asset (b)	19,520	—	—	19,520	—
PERIOD-END BALANCE SHEET DATA
Loans	$19,004,163	$18,786,285	$16,752,151	$19,004,163	$16,752,151
Securities	5,888,380	5,624,552	5,017,128	5,888,380	5,017,128
Earning assets	25,024,792	24,545,798	21,881,520	25,024,792	21,881,520
Total assets	27,336,086	26,816,755	23,975,302	27,336,086	23,975,302
Noninterest-bearing deposits	8,307,497	7,896,384	7,658,203	8,307,497	7,658,203
Total deposits	22,253,202	21,533,859	19,424,266	22,253,202	19,424,266
Common shareholders' equity	2,884,949	2,863,275	2,719,768	2,884,949	2,719,768
AVERAGE BALANCE SHEET DATA
Loans	$18,839,537	$18,591,219	$16,323,897	$18,280,885	$16,064,593
Securities (c)	5,801,451	5,679,841	4,939,240	5,442,829	4,706,482
Earning assets	24,812,676	24,487,426	21,462,188	24,108,711	21,180,146
Total assets	26,973,507	26,677,573	23,437,530	26,240,751	23,178,633
Noninterest-bearing deposits	8,095,563	7,775,913	7,534,392	7,777,652	7,232,221
Total deposits	21,762,757	21,349,818	18,912,155	20,831,582	18,656,325
Common shareholders' equity	2,867,475	2,838,517	2,517,418	2,806,868	2,463,067
COMMON SHARE DATA
Earnings per share - diluted	$0.64	$0.68	$0.64	$2.48	$1.87
Cash dividends per share	0.24	0.24	0.24	0.96	0.96
Book value per share (period-end)	33.86	33.78	32.29	33.86	32.29
Tangible book value per share (period-end)	24.05	23.92	23.87	24.05	23.87
Weighted average number of shares - diluted	85,303	84,980	79,067	84,963	77,949
Period-end number of shares	85,200	84,767	84,235	85,200	84,235
Market data
High sales price	$53.35	$50.40	$45.50	$53.35	$45.50
Low sales price	46.18	41.05	31.73	41.05	20.01
Period-end closing price	49.50	48.45	43.10	49.50	43.10
Trading volume	29,308	33,243	43,664	146,705	184,460
PERFORMANCE RATIOS
Return on average assets	0.82%	0.88%	0.88%	0.82%	0.64%
Return on average common equity	7.67%	8.23%	8.19%	7.68%	6.06%
Return on average tangible common equity	10.81%	11.68%	11.42%	10.78%	8.56%
Tangible common equity ratio (d)	7.73%	7.80%	8.64%	7.73%	8.64%
Net interest margin (TE)	3.48%	3.44%	3.26%	3.43%	3.23%
Average loan/deposit ratio	86.57%	87.08%	86.31%	87.76%	86.11%
Efficiency ratio (e)	56.57%	57.50%	62.82%	58.87%	62.79%
Allowance for loan losses as a percent of period-end loans	1.14%	1.19%	1.37%	1.14%	1.37%
Annualized net non-purchased credit impaired charge-offs to average loans	0.44%	0.25%	0.50%	0.38%	0.37%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	54.18%	56.45%	63.58%	54.18%	63.58%
Noninterest income as a percent of total revenue (TE)	24.31%	24.09%	27.32%	24.47%	26.80%

FTE headcount	3,887	3,979	3,724	3,887	3,724

(a) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
(b) Income tax expense resulting from re-measurement of the net deferred tax asset following the enactment of the Tax Cuts and Jobs Act of 2017.
(c) Average securities does not include unrealized holding gains/losses on available for sale securities.
(d) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(e) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles, and nonoperating items.

HANCOCK HOLDING COMPANY QUARTERLY HIGHLIGHTS (Unaudited)

	Three Months Ended
(dollars and common share data in thousands, except per share amounts)	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
INCOME STATEMENT DATA
Net interest income	$208,047	$202,857	$199,717	$181,691	$167,798
Net interest income (TE) (a)	216,996	211,436	208,281	189,989	175,314
Provision for loan losses	14,986	13,040	14,951	15,991	14,455
Noninterest income	69,688	67,115	67,487	63,491	65,893
Noninterest expense	168,063	177,616	183,470	163,542	156,283
Net income	55,449	58,902	52,267	49,014	51,831
For informational purposes only:
Nonoperating items, net - pre-tax	—	11,393	10,617	2,111	—
Impact of re-measurement of defered tax asset (b)	19,520	—	—	—	—
PERIOD-END BALANCE SHEET DATA
Loans	$19,004,163	$18,786,285	$18,473,841	$18,204,868	$16,752,151
Securities	5,888,380	5,624,552	5,668,836	5,001,273	5,017,128
Earning assets	25,024,792	24,545,798	24,295,892	23,278,297	21,881,520
Total assets	27,336,086	26,816,755	26,630,569	25,485,026	23,975,302
Noninterest-bearing deposits	8,307,497	7,896,384	7,887,867	7,722,279	7,658,203
Total deposits	22,253,202	21,533,859	21,442,815	19,922,020	19,424,266
Common shareholders' equity	2,884,949	2,863,275	2,813,962	2,763,622	2,719,768
AVERAGE BALANCE SHEET DATA
Loans	$18,839,537	$18,591,219	$18,369,446	$17,303,044	$16,323,897
Securities (c)	5,801,451	5,679,841	5,241,735	5,037,286	4,939,240
Earning assets	24,812,676	24,487,426	24,338,130	22,770,001	21,462,188
Total assets	26,973,507	26,677,573	26,526,253	24,756,506	23,437,530
Noninterest-bearing deposits	8,095,563	7,775,913	7,769,932	7,462,258	7,534,392
Total deposits	21,762,757	21,349,818	20,932,561	19,247,858	18,912,155
Common shareholders' equity	2,867,475	2,838,517	2,786,566	2,733,089	2,517,418
COMMON SHARE DATA
Earnings per share - diluted	$0.64	$0.68	$0.60	$0.57	$0.64
Cash dividends per share	0.24	0.24	0.24	0.24	0.24
Book value per share (period-end)	33.86	33.78	33.21	32.70	32.29
Tangible book value per share (period-end)	24.05	23.92	23.27	23.19	23.87
Weighted average number of shares - diluted	85,303	84,980	84,867	84,624	79,067
Period-end number of shares	85,200	84,767	84,738	84,517	84,235
Market data
High sales price	$53.35	$50.40	$52.94	$49.50	$45.50
Low sales price	46.18	41.05	42.70	41.71	31.73
Period-end closing price	49.50	48.45	49.00	45.55	43.10
Trading volume	29,308	33,243	39,035	45,119	43,664
PERFORMANCE RATIOS
Return on average assets	0.82%	0.88%	0.79%	0.80%	0.88%
Return on average common equity	7.67%	8.23%	7.52%	7.27%	8.19%
Return on average tangible common equity	10.81%	11.68%	10.69%	9.92%	11.42%
Tangible common equity ratio (d)	7.73%	7.80%	7.65%	7.94%	8.64%
Net interest margin (TE)	3.48%	3.44%	3.43%	3.37%	3.26%
Average loan/deposit ratio	86.57%	87.08%	87.76%	89.90%	86.31%
Efficiency ratio (e)	56.57%	57.50%	60.59%	61.16%	62.82%
Allowance for loan losses as a percent of period-end loans	1.14%	1.19%	1.20%	1.17%	1.37%
Annualized net non-purchased credit impaired charge-offs to average loans	0.44%	0.25%	0.13%	0.70%	0.50%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	54.18%	56.45%	63.92%	68.77%	63.58%
Noninterest income as a percent of total revenue (TE)	24.31%	24.09%	24.47%	25.05%	27.32%

FTE headcount	3,887	3,979	4,162	3,819	3,724

(a) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
(b) Income tax expense resulting from re-measurement of the net deferred tax asset following the enactment of the Tax Cuts and Jobs Act of 2017.
(c) Average securities does not include unrealized holding gains/losses on available for sale securities.
(d) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(e) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles, and nonoperating items.

HANCOCK HOLDING COMPANY INCOME STATEMENT (Unaudited)

	Three Months Ended			Twelve Months Ended
(dollars in thousands, except per share data)	12/31/2017	9/30/2017	12/31/2016	12/31/2017	12/31/2016
NET INCOME
Interest income	$239,173	$232,716	$185,867	$900,581	$732,167
Interest income (TE) (f)	248,122	241,295	193,383	934,971	758,006
Interest expense	31,126	29,859	18,069	108,269	73,051
Net interest income (TE)	216,996	211,436	175,314	826,702	684,955
Provision for loan losses	14,986	13,040	14,455	58,968	110,659
Noninterest income	69,688	67,115	65,893	267,781	250,781
Noninterest expense	168,063	177,616	156,283	692,691	612,315
Income before income taxes	94,686	79,316	62,953	308,434	186,923
Income tax expense	39,237	20,414	11,122	92,802	37,627
Net income	$55,449	$58,902	$51,831	$215,632	$149,296
NONINTEREST INCOME		.
Service charges on deposit accounts	$22,455	$21,444	$18,694	$83,166	$74,187
Trust fees	11,079	10,742	11,764	44,538	46,589
Bank card and ATM fees	14,234	13,390	12,317	53,779	47,427
Investment and annuity fees	5,089	5,570	4,212	20,529	18,477
Secondary mortgage market operations	3,244	4,157	4,277	15,209	16,282
Insurance commissions and fees	713	660	866	3,212	4,501
Amortization of FDIC loss share receivable	—	—	(1,240)	(2,427)	(5,918)
Other income	12,874	11,152	14,714	45,423	47,482
Securities transactions, net	—	—	289	—	1,754
Total operating noninterest income	69,688	67,115	65,893	263,429	250,781
Nonoperating income	—	—	—	4,352	—
Total noninterest income	$69,688	$67,115	$65,893	$267,781	$250,781
NONINTEREST EXPENSE
Personnel expense	$95,159	$92,621	$87,551	$373,002	$339,692
Net occupancy expense	11,585	12,102	10,478	47,417	41,296
Equipment expense	3,383	3,626	3,460	14,516	13,663
Other real estate (income) expense, net	(340)	199	615	(1,158)	(3,804)
Other operating expense	52,391	51,605	49,413	208,024	196,709
Amortization of intangibles	5,885	6,070	4,766	22,417	19,781
Total operating expense	168,063	166,223	156,283	664,218	607,337
Nonoperating expense	—	11,393	—	28,473	4,978
Total noninterest expense	$168,063	$177,616	$156,283	$692,691	$612,315
INCOME TAX EXPENSE
Income tax expense - operating income	$19,717	$24,402	$11,122	$81,724	$39,369
Income tax (benefit) - nonoperating items	—	(3,988)	—	(8,442)	(1,742)
Impact of re-measurement of deferred tax asset (g)	19,520	—	—	19,520	—
Total income tax expense	$39,237	$20,414	$11,122	$92,802	$37,627
COMMON SHARE DATA
Earnings per share:
Basic	$0.64	$0.68	$0.64	$2.49	$1.87
Diluted	0.64	0.68	0.64	2.48	1.87

(f) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
(g) Income tax expense resulting from re-measurement of the net deferred tax asset following the enactment of the Tax Cuts and Jobs Act of 2017.

HANCOCK HOLDING COMPANY INCOME STATEMENT (Unaudited)

	Three Months Ended
(dollars in thousands, except per share data)	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
NET INCOME
Interest income	$239,173	$232,716	$226,177	$202,515	$185,867
Interest income (TE) (f)	248,122	241,295	234,741	210,813	193,383
Interest expense	31,126	29,859	26,460	20,824	18,069
Net interest income (TE)	216,996	211,436	208,281	189,989	175,314
Provision for loan losses	14,986	13,040	14,951	15,991	14,455
Noninterest income	69,688	67,115	67,487	63,491	65,893
Noninterest expense	168,063	177,616	183,470	163,542	156,283
Income before income taxes	94,686	79,316	68,783	65,649	62,953
Income tax expense	39,237	20,414	16,516	16,635	11,122
Net income	$55,449	$58,902	$52,267	$49,014	$51,831
NONINTEREST INCOME
Service charges on deposit accounts	$22,455	$21,444	$20,061	$19,206	$18,694
Trust fees	11,079	10,742	11,506	11,211	11,764
Bank card and ATM fees	14,234	13,390	13,687	12,468	12,317
Investment and annuity fees	5,089	5,570	5,271	4,599	4,212
Secondary mortgage market operations	3,244	4,157	4,241	3,567	4,277
Insurance commissions and fees	713	660	1,174	665	866
Amortization of FDIC loss share receivable	—	—	(1,327)	(1,100)	(1,240)
Other income	12,874	11,152	12,874	8,523	14,714
Securities transactions, net	—	—	—	—	289
Total operating noninterest income	69,688	67,115	67,487	59,139	65,893
Nonoperating income	—	—	—	4,352	—
Total noninterest income	$69,688	$67,115	$67,487	$63,491	$65,893
NONINTEREST EXPENSE
Personnel expense	$95,159	$92,621	$96,210	$89,012	$87,551
Net occupancy expense	11,585	12,102	12,968	10,762	10,478
Equipment expense	3,383	3,626	3,799	3,708	3,460
Other real estate (income) expense, net	(340)	199	(1,004)	(13)	615
Other operating expense	52,391	51,605	55,123	48,905	49,413
Amortization of intangibles	5,885	6,070	5,757	4,705	4,766
Total operating expense	168,063	166,223	172,853	157,079	156,283
Nonoperating expense	—	11,393	10,617	6,463	—
Total noninterest expense	$168,063	$177,616	$183,470	$163,542	$156,283
INCOME TAX EXPENSE
Income tax expense - operating income	$19,717	$24,402	$20,232	$17,374	$11,122
Income tax (benefit) - nonoperating items	—	(3,988)	(3,716)	(739)	—
Impact of re-measurement of deferred tax asset (g)	19,520	—	—	—	—
Total income tax expense	$39,237	$20,414	$16,516	$16,635	$11,122
COMMON SHARE DATA
Earnings per share:
Basic	$0.64	$0.68	$0.60	$0.57	$0.64
Diluted	0.64	0.68	0.60	0.57	0.64

(f) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
(g) Income tax expense resulting from re-measurement of the net deferred tax asset following the enactment of the Tax Cuts and Jobs Act of 2017.

HANCOCK HOLDING COMPANY PERIOD-END BALANCE SHEET (Unaudited)

(dollars in thousands)	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
ASSETS
Commercial non-real estate loans	$8,297,937	$8,129,429	$8,093,104	$8,074,287	$7,613,917
Commercial real estate - owner occupied	2,142,439	2,076,014	2,078,332	2,047,451	1,906,821
Total commercial and industrial loans	10,440,376	10,205,443	10,171,436	10,121,738	9,520,738
Commercial real estate - income producing	2,384,599	2,511,808	2,401,673	2,505,104	2,013,890
Construction and land development loans	1,373,421	1,373,048	1,313,522	1,252,667	1,010,879
Residential mortgage loans	2,690,472	2,596,692	2,493,923	2,266,263	2,146,713
Consumer loans	2,115,295	2,099,294	2,093,287	2,059,096	2,059,931
Total loans	19,004,163	18,786,285	18,473,841	18,204,868	16,752,151
Loans held for sale	39,865	23,236	26,787	20,883	34,064
Securities	5,888,380	5,624,552	5,668,836	5,001,273	5,017,128
Short-term investments	92,384	111,725	126,428	51,273	78,177
Earning assets	25,024,792	24,545,798	24,295,892	23,278,297	21,881,520
Allowance for loan losses	(217,308)	(223,122)	(221,865)	(213,550)	(229,418)
Goodwill	745,523	739,403	740,265	716,761	621,193
Other intangible assets, net	90,640	96,525	101,694	86,952	87,757
Other assets	1,692,439	1,658,151	1,714,583	1,616,566	1,614,250
Total assets	$27,336,086	$26,816,755	$26,630,569	$25,485,026	$23,975,302
LIABILITIES
Noninterest-bearing deposits	$8,307,497	$7,896,384	$7,887,867	$7,722,279	$7,658,203
Interest-bearing transaction and savings deposits	8,181,554	7,893,546	8,402,133	7,162,760	6,910,466
Interest-bearing public fund deposits	3,040,318	2,762,048	2,537,030	2,595,263	2,563,758
Time deposits	2,723,833	2,981,881	2,615,785	2,441,718	2,291,839
Total interest-bearing deposits	13,945,705	13,637,475	13,554,948	12,199,741	11,766,063
Total deposits	22,253,202	21,533,859	21,442,815	19,922,020	19,424,266
Short-term borrowings	1,703,890	1,737,151	1,810,907	2,121,932	1,225,406
Long-term debt	305,513	331,179	407,876	525,082	436,280
Other liabilities	188,532	351,291	155,009	152,370	169,582
Total liabilities	24,451,137	23,953,480	23,816,607	22,721,404	21,255,534
COMMON SHAREHOLDERS' EQUITY
Common stock net of treasury and capital surplus	2,010,833	2,012,835	2,007,942	2,003,181	1,989,611
Retained earnings	983,188	948,591	910,459	878,953	850,689
Accumulated other comprehensive income	(109,072)	(98,151)	(104,439)	(118,512)	(120,532)
Total common shareholders' equity	2,884,949	2,863,275	2,813,962	2,763,622	2,719,768
Total liabilities & shareholders' equity	$27,336,086	$26,816,755	$26,630,569	$25,485,026	$23,975,302
CAPITAL RATIOS
Tangible common equity	$2,048,787	$2,027,347	$1,972,003	$1,959,909	$2,010,818
Tier 1 capital (h)	2,189,848	2,167,917	2,119,895	2,119,125	2,184,812
Common equity (period-end) as a percent of total assets (period-end)	10.55%	10.68%	10.57%	10.84%	11.34%
Tangible common equity ratio	7.73%	7.80%	7.65%	7.94%	8.64%
Leverage (Tier 1) ratio (h)	8.34%	8.34%	8.21%	8.79%	9.56%
Tier 1 risk-based capital ratio (h)	10.08%	10.10%	10.01%	10.16%	11.26%
Total risk-based capital ratio (h)	11.77%	11.84%	11.76%	11.91%	13.21%

(h) Estimated for most recent period-end. Regulatory capital and related ratios as of 12/31/2017 reflect the impact of the re-measurement of the net deferred tax asset following the enactment of the Tax Cuts and Jobs Act of 2017. The Financial Accounting Standards Board's proposed guidance to require a reclassification from accumulated other comprehensive income to retained earnings for the stranded tax effects resulting from the change in corporate tax rate, if implemented, would increase the Company's Tier 1 capital by $25.4 million, resulting in an adjusted estimated Leverage of 8.43%, Tier 1 risk-based capital of 10.19% and Total risk-based capital of 11.89% at 12/31/2017.

HANCOCK HOLDING COMPANY AVERAGE BALANCE SHEET (Unaudited)

	Three Months Ended			Twelve Months Ended
(dollars in thousands)	12/31/2017	9/30/2017	12/31/2016	12/31/2017	12/31/2016
ASSETS
Commercial non-real estate loans	$8,171,016	$8,088,195	$7,322,497	$8,048,128	$7,174,271
Commercial real estate - owner occupied	2,102,635	2,065,501	1,890,649	2,041,631	1,900,262
Total commercial and industrial loans	10,273,651	10,153,696	9,213,146	10,089,759	9,074,533
Commercial real estate - income producing	2,451,823	2,467,939	2,004,025	2,380,012	1,858,323
Construction and land development loans	1,370,617	1,324,139	965,382	1,281,251	1,026,348
Residential mortgage loans	2,642,308	2,549,338	2,085,081	2,445,787	2,044,718
Consumer loans	2,101,138	2,096,107	2,056,263	2,084,076	2,060,671
Total loans	18,839,537	18,591,219	16,323,897	18,280,885	16,064,593
Loans held for sale	22,231	21,723	32,398	21,920	28,777
Securities (i)	5,801,451	5,679,841	4,939,240	5,442,829	4,706,482
Short-term investments	149,457	194,643	166,653	363,077	380,294
Earning assets	24,812,676	24,487,426	21,462,188	24,108,711	21,180,146
Allowance for loan losses	(225,769)	(224,537)	(237,316)	(223,416)	(217,550)
Goodwill and other intangible assets	833,162	837,107	711,255	806,900	718,592
Other assets	1,553,438	1,577,577	1,501,403	1,548,556	1,497,445
Total assets	$26,973,507	$26,677,573	$23,437,530	$26,240,751	$23,178,633
LIABILITIES AND COMMON SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$8,095,563	$7,775,913	$7,534,392	$7,777,652	$7,232,221
Interest-bearing transaction and savings deposits	7,927,250	8,097,370	6,761,923	7,746,220	6,772,364
Interest-bearing public fund deposits	2,803,547	2,764,961	2,316,997	2,664,929	2,261,659
Time deposits	2,936,397	2,711,574	2,298,843	2,642,781	2,390,081
Total interest-bearing deposits	13,667,194	13,573,905	11,377,763	13,053,930	11,424,104
Total deposits	21,762,757	21,349,818	18,912,155	20,831,582	18,656,325
Short-term borrowings	1,763,189	1,909,365	1,367,504	2,006,896	1,412,194
Long-term debt	312,719	339,535	453,068	384,127	469,064
Other liabilities	267,367	240,338	187,385	211,278	177,983
Common shareholders' equity	2,867,475	2,838,517	2,517,418	2,806,868	2,463,067
Total liabilities & shareholders' equity	$26,973,507	$26,677,573	$23,437,530	$26,240,751	$23,178,633

(i) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK HOLDING COMPANY AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY

	Three Months Ended
	12/31/2017			9/30/2017			12/31/2016
(dollars in millions)	Volume	Interest	Rate	Volume	Interest	Rate	Volume	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (j)	$14,096.1	$154.5	4.35%	$13,945.8	$151.3	4.31%	$12,182.5	$116.8	3.81%
Residential mortgage loans	2,642.3	26.3	3.99%	2,549.3	25.0	3.94%	2,085.1	20.7	3.98%
Consumer loans	2,101.1	29.8	5.63%	2,096.1	29.4	5.57%	2,056.3	26.5	5.13%
Loan fees & late charges	—	0.6	—%	—	(0.5)	—%	—	(0.5)	—%
Total loans (TE) (k)	18,839.5	211.2	4.46%	18,591.2	205.2	4.39%	16,323.9	163.5	3.99%
Loans held for sale	22.2	0.2	3.28%	21.7	0.2	3.97%	32.4	0.3	3.59%
US Treasury and government agency securities	144.5	0.8	2.21%	125.6	0.7	2.08%	97.9	0.5	1.93%
CMOs and mortgage backed securities	4,682.2	26.2	2.24%	4,575.0	25.4	2.21%	4,017.9	21.0	2.09%
Municipals (TE)	971.1	9.3	3.82%	975.4	9.2	3.80%	819.3	7.9	3.86%
Other securities	3.7	—	2.03%	3.8	0.0	1.94%	4.1	0.0	1.79%
Total securities (TE) (l)	5,801.5	36.3	2.50%	5,679.8	35.3	2.48%	4,939.2	29.4	2.38%
Total short-term investments	149.5	0.4	1.07%	194.7	0.6	1.17%	166.7	0.2	0.49%
Average earning assets yield (TE)	$24,812.7	248.1	3.98%	$24,487.4	241.3	3.92%	$21,462.2	193.4	3.59%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$7,927.3	8.3	0.42%	$8,097.4	8.4	0.41%	$6,761.9	4.3	0.25%
Time deposits	2,936.4	8.7	1.17%	2,711.6	7.7	1.12%	2,298.8	5.2	0.90%
Public funds	2,803.5	6.6	0.93%	2,764.9	5.7	0.82%	2,317.0	2.5	0.43%
Total interest-bearing deposits	13,667.2	23.6	0.68%	13,573.9	21.8	0.64%	11,377.7	12.0	0.42%
Short-term borrowings	1,763.2	4.1	0.92%	1,909.4	4.4	0.92%	1,367.5	1.1	0.33%
Long-term debt	312.7	3.4	4.37%	339.5	3.6	4.29%	453.1	4.9	4.36%
Total borrowings	2,075.9	7.5	1.45%	2,248.9	8.0	1.43%	1,820.6	6.0	1.33%
Total interest-bearing liabilities cost	15,743.1	31.1	0.79%	15,822.8	29.8	0.75%	13,198.3	18.0	0.55%
Net interest-free funding sources	9,069.6			8,664.6			8,263.9
Total cost of funds	24,812.7	31.1	0.50%	24,487.4	29.8	0.48%	21,462.2	18.0	0.34%
Net Interest Spread (TE)		$217.0	3.19%		$211.5	3.17%		175.4	3.05%
Net Interest Margin (TE)	$24,812.7	$217.0	3.48%	$24,487.4	$211.5	3.44%	$21,462.2	$175.4	3.26%

(j) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
(k) Includes nonaccrual loans.
(l) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK HOLDING COMPANY AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY (Unaudited)

	Twelve Months Ended
	12/31/2017			12/31/2016
(dollars in millions)	Volume	Interest	Rate	Volume	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (j)	$13,751.0	$584.6	4.25%	$11,959.2	$457.7	3.83%
Residential mortgage loans	2,445.8	95.0	3.89%	2,044.7	83.0	4.06%
Consumer loans	2,084.1	115.1	5.52%	2,060.6	105.8	5.13%
Loan fees & late charges	—	(0.4)	—%	-	(2.7)	—%
Total loans (TE) (k)	18,280.9	794.3	4.35%	16,064.5	643.8	4.01%
Loans held for sale	21.9	0.9	3.88%	28.8	1.0	3.55%
US Treasury and government agency securities	128.1	2.7	2.11%	64.6	1.2	1.78%
CMOs and mortgage backed securities	4,327.8	96.2	2.22%	4,044.3	86.5	2.14%
Municipals (TE)	968.1	37.0	3.82%	592.7	23.7	4.00%
Other securities	18.8	0.4	1.92%	4.9	0.1	2.00%
Total securities (TE) (l)	5,442.8	136.3	2.50%	4,706.5	111.5	2.37%
Total short-term investments	363.1	3.5	0.95%	380.3	1.8	0.47%
Average earning assets yield (TE)	$24,108.7	935.0	3.88%	$21,180.1	$758.1	3.58%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$7,746.2	29.4	0.38%	$6,772.4	18.1	0.27%
Time deposits	2,642.8	28.0	1.06%	2,390.1	21.4	0.90%
Public funds	2,664.9	19.2	0.72%	2,261.6	9.3	0.41%
Total interest-bearing deposits	13,053.9	76.6	0.59%	11,424.1	48.8	0.43%
Short-term borrowings	2,006.9	15.7	0.78%	1,412.1	4.1	0.29%
Long-term debt	384.1	16.0	4.16%	469.1	20.1	4.27%
Total borrowings	2,391.0	31.7	1.33%	1,881.2	24.2	1.28%
Total interest-bearing liabilities cost	15,444.9	108.3	0.70%	13,305.3	73.0	0.55%
Net interest-free funding sources	8,663.8			7,874.8
Total cost of funds	24,108.7	108.3	0.45%	21,180.1	73.0	0.34%
Net Interest Spread (TE)		$826.7	3.18%		$685.1	3.03%
Net Interest Margin (TE)	$24,108.7	$826.7	3.43%	$21,180.1	$685.1	3.23%

(j) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
(k) Includes nonaccrual loans.
(l) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK HOLDING COMPANY ASSET QUALITY INFORMATION (Unaudited)

	Three Months Ended			Twelve Months Ended
(dollars in thousands)	12/31/2017	9/30/2017	12/31/2016	12/31/2017	12/31/2016
Nonaccrual loans (m)	$252,800	$269,676	$317,970	$252,800	$317,970
Restructured loans - still accruing	120,493	96,735	39,818	120,493	39,818
Total nonperforming loans	373,293	366,411	357,788	373,293	357,788
ORE and foreclosed assets	27,542	21,219	18,943	27,542	18,943
Total nonperforming assets	$400,835	$387,630	$376,731	$400,835	$376,731
Nonperforming assets as a percent of loans, ORE and foreclosed assets	2.11%	2.06%	2.25%	2.11%	2.25%
Accruing loans 90 days past due	$27,766	$28,850	$3,039	$27,766	$3,039
Accruing loans 90 days past due as a percent of loans	0.15%	0.15%	0.02%	0.15%	0.02%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	2.25%	2.21%	2.26%	2.25%	2.26%
ALLOWANCE FOR LOAN LOSSES
Beginning balance	$223,122	$221,865	$236,061	$229,418	$181,179
Net provision for loan losses - purchased credit impaired loans	(1,455)	180	(681)	(1,897)	(1,404)
Provision for loan losses - non-purchased credit impaired loans	16,441	12,860	15,136	60,865	112,063
Net provision for loan losses	14,986	13,040	14,455	58,968	110,659
Decrease in FDIC loss share receivable	—	—	(930)	(2,526)	(3,957)
Net recoveries - purchased credit impaired	(250)	—	(256)	(177)	(594)
Charge-offs - non-purchased credit impaired	25,133	18,795	24,395	86,734	72,888
Recoveries - non-purchased credit impaired	(4,083)	(7,012)	(3,971)	(18,005)	(13,831)
Net charge-offs	20,800	11,783	20,168	68,552	58,463
Ending Balance	$217,308	$223,122	$229,418	$217,308	$229,418
Allowance for loan losses as a percent of period-end loans	1.14%	1.19%	1.37%	1.14%	1.37%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	54.18%	56.45%	63.58%	54.18%	63.58%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries) - non-purchased credit impaired:
Commercial & real estate loans	$14,458	$4,261	$13,495	$42,555	$38,586
Residential mortgage loans	(565)	1,639	(230)	1,502	181
Consumer loans	7,157	5,883	7,159	24,672	20,290
Total net charge-offs - non-purchased credit impaired	$21,050	$11,783	$20,424	$68,729	$59,057
Net charge-offs (recoveries) - non-purchased credit impaired to average loans:
Commercial & real estate loans	0.41%	0.12%	0.44%	0.31%	0.32%
Residential mortgage loans	(0.08)%	0.26%	(0.04)%	0.06%	0.01%
Consumer loans	1.35%	1.11%	1.39%	1.18%	0.98%
Total net charge-offs - non-purchased credit impaired to average loans	0.44%	0.25%	0.50%	0.38%	0.37%

(m) Included in nonaccrual loans are nonaccruing restructured loans totaling $99.2 million, $119.7 million, $81.9 million at 12/31/17, 9/30/17 and 12/31/16, respectively. Nonaccrual loans and accruing loans past due 90 days or more do not include purchased credit impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.

HANCOCK HOLDING COMPANY ASSET QUALITY INFORMATION (Unaudited)

	Three Months Ended
(dollars in thousands)	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Nonaccrual loans (m)	$252,800	$269,676	$238,219	$262,649	$317,970
Restructured loans - still accruing	120,493	96,735	90,502	47,267	39,818
Total nonperforming loans	373,293	366,411	328,721	309,916	357,788
ORE and foreclosed assets	27,542	21,219	18,049	17,156	18,943
Total nonperforming assets	$400,835	$387,630	$346,770	$327,072	$376,731
Nonperforming assets as a percent of loans, ORE and foreclosed assets	2.11%	2.06%	1.88%	1.79%	2.25%
Accruing loans 90 days past due	$27,766	$28,850	$18,390	$590	$3,039
Accruing loans 90 days past due as a percent of loans	0.15%	0.15%	0.10%	0.00%	0.02%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	2.25%	2.21%	1.97%	1.80%	2.26%
Allowance for loan losses	$217,308	$223,122	$221,865	$213,550	$229,418
Allowance for loan losses as a percentage of period-end loans	1.14%	1.19%	1.20%	1.17%	1.37%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	54.18%	56.45%	63.92%	68.77%	63.58%
Provision for loan losses	14,986	13,040	14,951	15,991	14,455
NET CHARGE-OFF INFORMATION
Net charge-offs - non-purchased credit impaired:
Commercial & real estate loans	$14,458	$4,261	$931	$22,905	$13,495
Residential mortgage loans	(565)	1,639	247	181	(230)
Consumer loans	7,157	5,883	4,807	6,825	7,159
Total net charge-offs - non-purchased credit impaired	$21,050	$11,783	$5,985	$29,911	$20,424
Net charge-offs - non-purchased credit impaired to average loans:
Commercial & real estate loans	0.41%	0.12%	0.03%	0.71%	0.44%
Residential mortgage loans	(0.08)%	0.26%	0.04%	0.03%	(0.04)%
Consumer loans	1.35%	1.11%	0.93%	1.34%	1.39%
Total net charge-offs - non-purchased credit impaired to average loans	0.44%	0.25%	0.13%	0.70%	0.50%
AVERAGE LOANS
Commercial & real estate loans	$14,096,091	$13,945,774	$13,890,054	$13,058,628	$12,182,553
Residential mortgage loans	2,642,308	2,549,338	2,399,422	2,185,928	2,085,081
Consumer loans	2,101,138	2,096,107	2,079,970	2,058,488	2,056,263
Total average loans	$18,839,537	$18,591,219	$18,369,446	$17,303,044	$16,323,897

(m) Included in nonaccrual loans are nonaccruing restructured loans totaling $99.2 million, $119.7 million, $96.3 million, $112.6 million, and $81.9 million at 12/31/17, 9/30/17, 6/30/17, 3/31/17, and 12/31/16, respectively. Nonaccrual loans and accruing loans past due 90 days or more do not include purchased credit impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.

HANCOCK HOLDING COMPANY Appendix A To the Earnings Release Non-GAAP Measures Reconciliations

CORE NET INTEREST INCOME (TE) AND CORE NET INTEREST MARGIN (TE)
	Three Months Ended					Twelve Months Ended
(dollars in thousands)	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	12/31/2017	12/31/2016
Net interest income	$208,047	$202,857	$199,717	$181,691	$167,798	$792,312	$659,116
Taxable equivalent adjustment (n)	8,949	8,579	8,564	8,298	7,516	34,390	25,839
Net interest income (TE)	$216,996	$211,436	$208,281	$189,989	$175,314	$826,702	$684,955
Purchase accounting adjustments
Net loan discount accretion (o)	8,280	7,711	8,801	5,017	4,302	29,809	21,745
Net investment premium amortization (p)	(320)	(364)	(398)	(454)	(524)	(1,536)	(2,460)
Net purchase accounting accretion	7,960	7,347	8,403	4,563	3,778	28,273	19,285
Net interest income (TE) - core	$209,036	$204,089	$199,878	$185,426	$171,536	$798,429	$665,670
Average earning assets	$24,812,676	$24,487,426	$24,338,130	$22,770,001	$21,462,188	$24,108,711	$21,180,146
Net interest margin (TE) - reported	3.48%	3.44%	3.43%	3.37%	3.26%	3.43%	3.23%
Net purchase accounting adjustments	0.13%	0.12%	0.14%	0.08%	0.07%	0.12%	0.09%
Net interest margin (TE) - core	3.35%	3.32%	3.29%	3.29%	3.19%	3.31%	3.14%

CORE PRE-PROVISION NET REVENUE (TE)
	Three Months Ended					Twelve Months Ended
(dollars in thousands)	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	12/31/2017	12/31/2016
Net interest income	$208,047	$202,857	$199,717	$181,691	$167,798	$792,312	$659,116
Noninterest income	69,688	67,115	67,487	63,491	65,893	267,781	250,781
Total revenue	$277,735	$269,972	$267,204	$245,182	$233,691	$1,060,093	$909,897
Taxable equivalent adjustment	8,949	8,579	8,564	8,298	7,516	34,390	25,839
Purchase accounting adjustments - revenue (q)	(7,960)	(7,347)	(7,076)	(3,463)	(2,538)	(25,846)	(13,367)
Nonoperating revenue	—	—	—	(4,352)	—	(4,352)	—
Core revenue (TE)	$278,724	$271,204	$268,692	$245,665	$238,669	$1,064,285	$922,369
Noninterest expense	(168,063)	(177,616)	(183,470)	(163,542)	(156,283)	(692,691)	(612,315)
Intangible amortization	5,885	6,070	5,757	4,705	4,766	22,417	19,781
Nonoperating expense	—	11,393	10,617	6,463	—	28,473	4,978
Core pre-provision net revenue (TE)	$116,546	$111,051	$101,596	$93,291	$87,152	$422,484	$334,813

(n) Taxable equivalent (TE) amounts are calculated using a marginal federal income tax rate of 35%.
(o) Includes net loan discount accretion arising from business combinations.
(p) Includes net investment premium amortization arising from business combinations.
(q) Includes net loan discount accretion and net investment premium amortization as defined in (m) and (n) and amortization of the FDIC loss share receivable related to an FDIC assisted transaction.